Vital Farms Reports Third Quarter 2025 Financial Results

Third Quarter Net Revenue was a record $198.9 Million, Up 37.2% Versus Prior Year Period

Raising Fiscal Year 2025 Net Revenue Outlook to At Least $775 Million, a 28% Increase from 2024, and Increasing Adjusted EBITDA Guidance to At Least $115 Million

Added ~75 Family Farms During the Quarter – Network Now 575 Family Farms

Remains On Track to Reach $1 Billion Net Revenue Target by 2027

AUSTIN, TX – November 4, 2025 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its third quarter ended September 28, 2025.

Financial highlights for the third quarter ended September 28, 2025, compared to the third quarter ended September 29, 2024, include:

•
Net Revenue increased 37.2% to $198.9 million, compared to $145.0 million
•
Gross Margin of 37.7%, compared to 36.9%
•
Net Income of $16.4 million, compared to $7.4 million
•
Net Income per Diluted Share of $0.36, compared to $0.16
•
Adjusted EBITDA of $27.4 million, compared to $15.2 million1

"Our third quarter results demonstrate the power of disciplined execution across our business,” said Russell Diez-Canseco, Vital Farms’ President and Chief Executive Officer. “This values-aligned approach is fueling strong growth as we build momentum heading into Q4 and lay the foundation for long-term success in 2026 and beyond.

“We delivered on the supply expansion plans we laid out last year, rebuilt inventory to healthy levels and drove another quarter of sequential volume growth acceleration.

“We also achieved several critical milestones that enhance our ability to scale efficiently: the go-live of our new ERP system, the addition of a third production line at Egg Central Station in Springfield and the expansion of our family farm network to 575 farms.

“We believe we remain structurally advantaged with significant long-term tailwinds. Every investment we make and every partnership we forge is aligned with our mission to become America’s most trusted food company — and the progress we’ve made to date in 2025 represents a meaningful step toward that goal.”

1Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended September 28, 2025

Net revenue increased 37.2% to $198.9 million in the third quarter of 2025, compared to $145.0 million in the third quarter of 2024. Net revenue growth in the third quarter of 2025 was driven by volume-related revenue growth of $27.5 million and price/mix benefits of $26.4 million. Volume growth was driven by accelerated demand for existing products and expanded item offerings at existing customers.

Gross profit was $75.0 million, or 37.7% of net revenue, in the third quarter of 2025, up from $53.5 million, or 36.9% of net revenue, in the prior year’s third quarter. Gross profit growth was driven by higher net revenue from volume growth and favorable price/mix. Gross profit margin increased slightly compared to the prior year period, driven by favorable price/mix favorable commodity prices, and scale benefits, partially offset by increased overhead costs.

Income from operations was $21.4 million in the third quarter of 2025, compared to income from operations of $9.2 million in the third quarter of 2024. The increase was driven by higher revenue and gross profit, partially offset by increases in employee-related, marketing and shipping and distribution costs.

Net income was $16.4 million in the third quarter of 2025, compared to net income of $7.4 million in the prior year quarter. The increase was driven by higher revenue and income from operations, partially offset by higher taxes due to a decrease in the tax benefit of non-qualified stock option exercises and restricted stock units.

Net income per diluted share was $0.36 for the third quarter of 2025, compared to net income per diluted share of $0.16 in the prior year quarter.

Adjusted EBITDA was $27.4 million, or 13.8% of net revenue, in the third quarter of 2025, compared to $15.2 million, or 10.5% of net revenue, in the third quarter of 2024. The increase in Adjusted EBITDA was primarily driven by higher sales and gross margin, partially offset by higher crew member investments.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $145.1 million as of September 29, 2025, and we had no outstanding debt. Net cash provided by operating activities was $27.9 million for the 39-week period ended September 28, 2025, compared to net cash provided by operating activities of $50.0 million for the 39-week period ended September 29, 2024.

Capital expenditures totaled $44.0 million in the 39-week period ended September 28, 2025, compared to $10.5 million in the 39-week period ended September 29, 2024.

Fiscal 2025 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: “Following a strong third quarter performance with a new quarterly record in net revenue, we are raising our full-year 2025 net revenue guidance to at least $775 million, representing at least 28% growth versus fiscal year 2024. In addition, we are increasing our Adjusted EBITDA guidance to at least $115 million, demonstrating the strength of our business model. The go-live of our new ERP system, launch of our third production line at Egg Central Station in Springfield and the addition of approximately 75 new family farms in the quarter showcase our operational excellence and ability to execute complex initiatives without disrupting service to our retail partners in any major way.

“The acceleration in our volume growth demonstrates that our brand is continuing to gain traction with consumers. Construction of our Seymour facility is on track and positions us to capture the significant growth opportunity ahead. With our strong balance sheet, no debt and proven ability to generate substantial returns on capital investments, we believe we remain well-positioned to achieve our $1 billion net revenue target by 2027 while building America’s most trusted food company.”

For fiscal year 2025, we expect:

•
Net revenue of at least $775 million, which represents at least 28% growth versus fiscal year 2024, an increase from previous guidance of at least $770 million.
•
Adjusted EBITDA of at least $115 million, which represents at least 33% growth versus fiscal year 2024, an increase from previous guidance of at least $110 million.
•
Capital expenditures in the range of $80 million to $100 million, $10 million lower than previous guidance. This reflects the construction plans for our Seymour, Indiana facility, the completed investments in a new production line at Egg Central Station in Springfield, Missouri, ongoing investments in accelerator farms, and go-live of our new ERP system, all in support of future growth for the company

Vital Farms’ guidance assumes that there are no significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income and Adjusted EBITDA Margin and net income margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes and stock-based compensation, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the live call, listeners in North America may dial +1-800-715-9871 and international listeners may dial +1-646-307-1963 with the Conference ID: 8674985. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.” The webcast will be archived for 30 days.

In addition, Vital Farms will publish its November 2025 Corporate Presentation as supporting materials to the webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.”

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with 575 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in more than 23,500 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, brand strength, anticipated growth, expectations regarding tailwinds and headwinds facing Vital Farms’ industry, the effect of prior or future expansions of Vital Farms’ processing facilities on its future revenue, and future financial performance, including management’s outlook for fiscal year 2025 and management’s long-term outlook, such as Vital Farms’ ability to achieve its $1 billion net revenue target by 2027. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new customers, to successfully retain existing customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with members of its existing farm network and further expand its farm network and development and operation of its accelerator farms and the impact of Vital Farms’ current and planned accelerator farms on its operations; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease, or fear of such outbreaks, on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions, consumer confidence and spending levels; specifications and timing regarding Vital Farms’ planned egg washing and packing facility in Seymour, Indiana, Vital Farms’ additional egg washing and packing line at its Egg Central Station facility in Missouri, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer new products or enter into new product categories; the costs and success of marketing efforts and ability to promote its brand; Vital Farms’ reliance on key personnel and its ability to identify, recruit and retain personnel; Vital Farms’ ability to effectively manage its growth; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society; Vital Farms; stated impact goals, opportunities and initiatives, as well as the standards and expectations of third parties regarding these matters; Vital Farms’ ability to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of international trade restrictions and tariff regimes, including recently implemented U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs; the impact of adverse economic conditions, including as a result of unfavorable or volatile global economic and political conditions, international trade restrictions and tariffs, elevated interest rates, and inflation; the impact of the shutdown of the U.S. federal government on our and our family farmers’ businesses; the impact of the shutdown of the U.S. federal government on Vital Farms and its contracted family farmers’ businesses; Vital Farms’ estimates of future capital expenditures and the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2025, which Vital Farms anticipates filing on November 4, 2025, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net revenue	$198,936	$145,002	$545,892	$440,318
Cost of goods sold	123,974	91,526	336,635	270,268
Gross profit	74,962	53,476	209,257	170,050
Operating expenses:
Selling, general and administrative	44,394	36,102	115,290	96,569
Shipping and distribution	9,169	8,134	27,004	22,933
Total operating expenses	53,563	44,236	142,294	119,502
Income from operations	21,399	9,240	66,963	50,548
Other income (expense), net:
Interest expense	(213)	(259)	(666)	(771)
Interest income	1,270	1,407	3,814	3,811
Other expense, net	(487)	(6)	(1,268)	(370)
Total other income (expense), net	570	1,142	1,880	2,670
Net income before income taxes	21,969	10,382	68,843	53,218
Income tax provision	5,550	2,936	18,885	10,410
Net income	$16,419	$7,446	$49,958	$42,808
Net income per share:
Basic:	$0.37	$0.17	$1.12	$1.01
Diluted:	$0.36	$0.16	$1.09	$0.95
Weighted average common shares outstanding:
Basic:	44,721,206	43,249,234	44,521,146	42,517,088
Diluted:	46,205,737	45,463,862	45,965,987	44,923,684

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 28, 2025	December 29, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,796	$150,601
Investment securities, available-for-sale	51,257	9,692
Accounts receivable, net of allowance for credit losses of $1,258 and $691 as of September 28, 2025 and December 29, 2024, respectively	58,252	54,342
Inventories	51,813	23,666
Prepaid expenses and other current assets, net of allowance for credit losses of $401 and $240 as of September 28, 2025 and December 29, 2024, respectively	12,055	7,740
Income taxes receivable	1,914	—
Assets held for sale	2,883	—
Total current assets	271,970	246,041
Property, plant and equipment, net	121,078	84,521
Operating lease right-of-use assets	75,166	19,617
Goodwill and other assets	13,290	9,153
Total assets	$481,504	$359,332
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$35,444	$38,582
Accrued liabilities	54,971	31,328
Operating lease liabilities, current	7,028	3,849
Finance lease liabilities, current	5,151	3,932
Income taxes payable	—	838
Total current liabilities	102,594	78,529
Operating lease liabilities, non-current	38,027	2,918
Finance lease liabilities, non-current	6,075	8,011
Other liabilities	3,592	572
Total liabilities	$150,288	$90,030
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of September 28, 2025 and December 29, 2024; no shares issued and outstanding as of September 28, 2025 and December 29, 2024	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 28, 2025 and December 29, 2024; 44,772,876 and 44,042,355 shares issued and outstanding as of September 28, 2025 and December 29, 2024, respectively	4	4
Additional paid-in capital	198,104	186,182
Retained earnings	133,071	83,113
Accumulated other comprehensive income	37	3
Total stockholders’ equity	$331,216	$269,302
Total liabilities and stockholders’ equity	$481,504	$359,332

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities:
Net income	$49,958	$42,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,963	9,829
Reduction in the carrying amount of right-of-use assets	6,018	2,793
Amortization and accretion of available-for-sale debt securities	(720)	96
Amortization of debt issuance costs	64	39
Stock-based compensation expense	9,126	7,572
Deferred taxes	28	(267)
Uncertain tax positions	1,580	—
Net realized losses on derivative instruments	1,325	394
Other	3,878	926
Net change in operating assets and liabilities	(53,285)	(14,147)
Net cash provided by operating activities	$27,935	$50,043
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,024)	(10,482)
Purchases and settlements of derivative instruments	(551)	(669)
Purchases of available-for-sale securities	(70,431)	—
Maturities and call redemptions of available-for-sale debt securities	29,240	19,505
Proceeds from the sale of available-for-sale debt securities	404	—
Proceeds from the sale of property, plant and equipment	1,026	1
Net cash (used in) provided by investing activities	$(84,336)	$8,355
Cash flows from financing activities:
Proceeds from exercise of stock options	5,512	11,305
Proceeds from issuance of common stock under employee stock purchase plan	379	178
Payment of tax withholding obligation on vested restricted stock unit shares	(3,095)	(1,493)
Principal payments under finance lease obligations	(3,200)	(2,589)
Payment of financing costs	—	(414)
Net cash (used in) provided by financing activities	$(404)	$6,987
Net (decrease) increase in cash and cash equivalents	(56,805)	65,385
Cash and cash equivalents at beginning of the period	150,601	84,149
Cash and cash equivalents at end of the period	$93,796	$149,534
Supplemental disclosure of cash flow information:
Cash paid for interest	$601	$732
Cash paid for income taxes	17,230	12,873
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$4,671	$433

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding 8 our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; and (5) interest income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(in thousands)		(in thousands)
Net income	$16,419	$7,446	$49,958	$42,808
Depreciation and amortization[1]	3,236	3,330	9,963	9,829
Stock-based compensation expense	3,239	2,674	9,126	7,572
Income tax provision	5,550	2,936	18,885	10,410
Interest expense	213	259	666	771
Interest income	(1,270)	(1,407)	(3,814)	(3,811)
Adjusted EBITDA	$27,387	$15,238	$84,784	$67,579

Net revenue	$198,936	$145,002	$545,892	$440,318
Net income margin[2]	8.3%	5.1%	9.2%	9.7%
Adjusted EBITDA margin[3]	13.8%	10.5%	15.5%	15.3%

(1) Amount also includes finance lease amortization.

(2) Net income margin is calculated by dividing net income by net revenue.

(3) Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Brian S. Shipman, CFA

Brian.Shipman@vitalfarms.com